Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225448

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 12, 2018)

$30,000,000
plus 213,574 Commitment Shares

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $30,000,000 of shares of our common stock, par value $0.001 per share (“Common Stock”), to Aspire Capital Fund, LLC (“Aspire Capital”) under a Common Stock Purchase Agreement anticipated to be entered into on the date of this prospectus supplement (the “Purchase Agreement”), plus 213,574 shares of Common Stock to be issued to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”). The Purchase Agreement will replace the existing Common Stock Purchase Agreement, dated as of November 9, 2016, between us and Aspire Capital, which will be terminated under the terms of the Purchase Agreement.
The shares offered under this prospectus supplement include shares of Common Stock, which may be sold from time to time to Aspire Capital during the 30-month term of the Purchase Agreement, with an aggregate offering price of up to $30,000,000 (the “Purchase Shares”). The purchase price for the Purchase Shares will be based upon one of two formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Aspire Capital from time to time.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “MARK.” The last reported sales price of our Common Stock on the Nasdaq Capital Market on June 27, 2018 was $4.17 per share.
Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference therein before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus supplement dated July 2, 2018

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our Common Stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our Common Stock.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or any accompanying prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and in any accompanying prospectus is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus supplement or any accompanying prospectus.

As used in this prospectus supplement, references to “Remark,” “we,” “us” or “our” refer to Remark Holdings, Inc. and its subsidiaries, including its consolidated variable-interest entities.

THE OFFERING

Common Stock offered by us in this offering	Up to $30 million of shares of Common Stock, plus 213,574 Commitment Shares.
Common Stock to be outstanding after this offering
40,553,017 shares, assuming the issuance of 213,574 Commitment Shares and the sale of 7,194,244 Purchase Shares at a price of $4.17 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on June 27, 2018. The number of actual Purchase Shares that may be issued will vary depending on the sales prices under this offering. The number of shares that may be issued in this offering is limited to 6,629,039 shares, except in certain circumstances. See “The Aspire Transaction—Purchase of Shares under the Purchase Agreement” below for a description of the share limitation.

Manner of offering
Issuance to Aspire Capital of 213,574 Commitment Shares and sales of Purchase Shares to Aspire Capital from time to time, subject to certain minimum stock price requirements and daily caps for an aggregate offering price of up to $30 million. See “The Aspire Transaction” and “Plan of Distribution.”

Use of Proceeds
We intend to use the net proceeds from this offering for general working capital purposes, which may include the repayment of outstanding indebtedness, including but not limited to our obligation to pay $8.0 million principal amount of the Loan, exit fees in the amount of $3.5 million and up to $1.0 million in extension payments to the Lenders under the terms of the Financing Agreement on or before September 28, 2018. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over how these offering proceeds are used. See “Use of Proceeds” on page S - 7.

Nasdaq Capital Market Symbol	MARK
Risk Factors
Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S - 3 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference therein before making an investment decision.

Unless we indicate otherwise, all information in this prospectus supplement is based on 33,145,199 shares of our Common Stock outstanding as of June 27, 2018, and excludes, as of that date, the following: (i) 10,543,345 shares of Common Stock issuable upon exercise of outstanding options, at a weighted-average exercise price of $4.39 per share; (ii) 4,001,774 shares of Common Stock issuable upon exercise of outstanding warrants, at a weighted-average exercise price of $6.27 per share, and 5,710,000 shares of Common Stock issuable upon exercise of warrants we have agreed to issue, at an exercise price of $10.00 per share; and (iii) 8,648,668 shares of Common Stock reserved and available for future issuance under our equity incentive plans.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, before deciding whether to invest in our Common Stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

We have a history of operating losses and we may not generate sufficient revenue to support our operations.

During the three months ended March 31, 2018, and in each fiscal year since our inception, we have incurred net losses and generated negative cash flow from operations, resulting in an accumulated deficit of $314 million.

We cannot provide assurance that revenue generated from our businesses will be sufficient to sustain our operations in the long term. We have implemented measures to reduce operating costs, and we continuously evaluate other opportunities to reduce costs. Additionally, we are actively assessing the sale of certain non-core assets, considering sales of minority interests in certain of our operating businesses, and evaluating potential acquisitions that would provide additional revenue. However, we may need to obtain additional capital through equity financing, debt financing, or by divesting of certain assets or businesses. Should we fail to successfully implement our plans described herein, such failure would have a material adverse effect on our business, including the possible cessation of operations.

Conditions in the debt and equity markets, as well as the volatility of investor sentiment regarding macroeconomic and microeconomic conditions, will play primary roles in determining whether we can successfully obtain additional capital. We cannot be certain that we will be successful at raising capital, whether in an equity financing, debt financing, or by divesting of certain assets or businesses, on commercially reasonable terms, if at all. In addition, if we obtain capital by issuing equity, such transaction(s) may dilute existing stockholders.

Additionally, in connection with our acquisition of Vegas.com LLC, we entered into the Financing Agreement, dated as of September 24, 2015 (as amended, the “Financing Agreement”) with certain of our subsidiaries as borrowers (together with Remark, the “Borrowers”), certain of our subsidiaries as guarantors (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”) and MGG Investment Group LP, in its capacity as collateral agent and administrative agent for the Lenders (“MGG”), pursuant to which the Lenders have extended to us a total aggregate principal amount of $35.5 million (the “Loan”). The Financing Agreement contains limitations on our ability and the ability of our subsidiaries to, among other things, incur additional debt and transfer, sell or otherwise dispose of assets, without the consent of the Lenders. We have agreed to pay $8.0 million principal amount of the Loan, exit fees in the amount of $3.5 million and up to $1.0 million in extension payments to the Lenders under the terms of the Financing Agreement on or before September 28, 2018.

On April 12, 2017, we issued a short-term note payable in the principal amount of $3.0 million to a private lender in exchange for cash in the same amount. The agreement, which does not have a stated interest rate, required us to repay the note plus a fee of $115,000 on the maturity date of June 30, 2017. The note is accruing interest at $500 per day on the unpaid principal until we repay the note in full.

The extent to which we utilize the Purchase Agreement with Aspire Capital as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock, the volume of trading in our Common Stock and the extent to which we are able to secure funds from other sources. The number of shares that we may sell to Aspire Capital under the Purchase Agreement on any given day and during the term of the agreement is limited. Additionally, we and Aspire Capital may not effect any sales of shares of our Common Stock under the Purchase Agreement during the continuance of an event of default or on any trading day that the closing sale price of our Common Stock is less than $1.00 per share. Even if we are able to access the full $30 million under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans.

Our substantial indebtedness and other payment obligations could adversely affect our financial health.

We have outstanding principal indebtedness of $35.5 million under the Loan. The Loan amount outstanding accrues interest at three-month LIBOR plus 8.5% per annum, payable monthly, and the Loan has a maturity date of September 30, 2020. The Loan is secured by a first-priority lien on, and security interest in, all assets of Remark and our subsidiaries, subject to certain exceptions. We have agreed to pay $8.0 million principal amount of the Loan, exit fees in the amount of $3.5 million and up to $1.0 million in extension payments to the Lenders under the terms of the Financing Agreement on or before September 28, 2018.

We also have outstanding principal indebtedness of $3.0 million under a short-term note.

Our substantial indebtedness and other payment obligations could have important consequences to our stockholders. For example, it could:

•	require us to obtain additional capital through equity financing, debt financing, or by divesting of certain assets or businesses;

•
require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for working capital and general corporate purposes;

•	increase our vulnerability to and limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt;

•	limit our ability to borrow additional funds; and

•	make us more vulnerable to a general economic downturn than a company that is less leveraged.

The Financing Agreement contains certain covenants that restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

The Financing Agreement requires us to satisfy various covenants, including financial covenants with respect to earnings before interest, taxes, depreciation and amortization (or EBITDA) levels of our wholly-owned subsidiary, Vegas.com, LLC, revenue generated by our KanKan business and the value of our assets. The Financing Agreement also contains restrictions on our abilities to engage in certain transactions without the consent of the Lenders, and may limit our ability to respond to changing business and economic conditions. These restrictions include, among other things, limitations on our ability and the ability of our subsidiaries to:

•	create liens on assets to secure debt;

•	incur additional debt;

•	merge or consolidate with another company;

•	transfer, sell or otherwise dispose of assets;

•	engage in other businesses;

•	make investments;

•	enter into transactions with affiliates; and

•	create dividend and other payment restrictions affecting subsidiaries.

Our inability to comply with the financial covenants under the Financing Agreement could have a material adverse effect on our financial condition.

If we fail to comply with any financial covenant under the Financing Agreement going forward, under certain circumstances after a cure period, the Lender may demand the repayment of the Loan amount outstanding and unpaid interest thereon, which could have a material adverse effect on our financial condition.

Sales of our Common Stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of Common Stock acquired by Aspire Capital could cause the price of our Common Stock to decline.

This prospectus supplement relates to 213,574 Commitment Shares and $30 million of our Common Stock that we may issue and sell to Aspire Capital from time to time over the 30-month term of the Purchase Agreement. The number of shares ultimately sold to Aspire Capital under this prospectus supplement is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. Depending on a variety of factors, including market liquidity of our Common Stock, the sale of shares under the Purchase Agreement may cause the trading price of our Common Stock to decline.

We may sell to Aspire Capital all, some or none of the $30 million of Common Stock that, together with the Commitment Shares, is the subject of this prospectus supplement. After Aspire Capital has acquired shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital pursuant to the Purchase Agreement under this prospectus supplement may result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock to Aspire Capital in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. However, we have the right under the Purchase Agreement to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive from this offering, and may not use them effectively.

Our management will have broad discretion to use our cash and cash equivalents, including the net proceeds we receive from this offering, and could spend such proceedings or cash in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses, and these financial losses could have a material adverse effect on our business and cause the price of our Common Stock to decline. Pending their use, we may invest such proceeds or cash in a manner that does not produce income or that loses value.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contains “forward-looking statements” about our plans, strategies, objectives, goals or expectations. You will find forward-looking statements principally in the sections entitled “Prospectus Summary” and “Risk Factors”. These forward-looking statements are identifiable by words or phrases indicating that we or our management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “will,” “may,” “could,” “should,” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that we are “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this prospectus supplement, other report, release, presentation, or statement.
In addition to other risks and uncertainties described in connection with the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and other periodic reports filed with the Securities and Exchange Commission (“SEC”), there are many important factors that could cause actual results to differ materially. Such risks and uncertainties include general business conditions, changes in overall economic conditions, our ability to integrate acquired assets, the impact of competition and other factors which are often beyond our control.
The preceding paragraphs of this section should not be construed to contain a complete list of all of the economic, competitive, governmental, technological and other factors that could adversely affect our expected consolidated financial position, results of operations or liquidity. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, operations, liquidity, financial condition and prospects. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information that we obtain after the date of this prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for general working capital purposes, which may include working capital for our various business units, acquisitions and capital expenditures, and the repayment of outstanding indebtedness, including but not limited to our obligation to pay $8.0 million principal amount of the Loan, exit fees in the amount of $3.5 million and up to $1.0 million in extension payments to the Lenders under the terms of the Financing Agreement on or before September 28, 2018. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds of this offering received from time to time in connection with purchases under the Purchase Agreement described above, we intend to invest the net proceeds in cash and cash equivalents.

The outstanding principal amount of the Loan is $35.5 million, which accrues interest at the three month LIBOR plus 8.5% per annum, payable monthly, and has a maturity date of September 30, 2020.

DILUTION

Our net tangible book value as of March 31, 2018 was approximately $(21.6) million, or approximately $(0.66) per share of Common Stock, based upon 32,843,399 shares outstanding. After giving effect to (i) the issuance of 213,574 Commitment Shares and (ii) the assumed sale of 7,194,244 Purchase Shares in the aggregate amount of $30 million at an assumed offering price of $4.17 per share, which was the closing price of our Common Stock on June 27, 2018, and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book value as of March 31, 2018 would have been approximately $8.4 million, or approximately $0.21 per share of Common Stock. This represents an immediate increase in net tangible book value of $0.87 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.84 per share to the new investor participating in this offering. The following table illustrates this calculation on a per share basis:

Assumed average offering price per share of Common Stock		$4.05
Net tangible book value per share as of March 31, 2018	$(0.66)
Increase in net tangible book value per share attributable to this offering	0.87
As-adjusted net tangible book value per share after this offering		$0.21
Dilution in net tangible book value per share to new investor		$3.84

The foregoing dilution information assumes an offering price for the Purchase Shares equal to the closing price for our Common Stock on June 27, 2018 and the sale of $30 million in Purchase Shares. The actual price at which we sell Purchase Shares in this offering may be higher or lower than this assumed price and the total amount of Purchase Shares that we sell in this offering may be lower than $30 million. An increase of $1.00 per share in the price at which the Purchase Shares are sold from the assumed average offering price of $4.05 per share shown in the table above, assuming we sell $30 million in Purchase Shares at that price, would increase our adjusted net tangible book value per share after this offering to $(0.88) per share and would result in dilution in net tangible book value per share to the new investor in this offering of $4.83 per share, after deducting estimated aggregate offering expenses payable by us.

The above discussion and table are based on 32,843,399 shares of Common Stock outstanding as of March 31, 2018 and exclude the following:

•
4,001,774 shares of Common Stock issuable upon exercise of warrants outstanding as of March 31, 2018, at a weighted-average exercise price of $6.27 per share, and 5,710,000 shares of Common Stock issuable upon exercise of warrants we have agreed to issue, at an exercise price of $10.00 per share;

•	10,695,581 shares of Common Stock issuable upon exercise of stock options outstanding as of March 31, 2018, at a weighted-average exercise price of $4.31 per share;

•	8,799,232 shares of Common Stock reserved and available as of March 31, 2018 for future issuance under our equity incentive plans; and

•	301,800 shares of Common Stock issued since March 31, 2018.

THE ASPIRE TRANSACTION

General

On July 2, 2018, we entered into the Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30 million of our shares of Common Stock over the term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 213,574 Commitment Shares. The Purchase Agreement will replace the existing Common Stock Purchase Agreement, dated as of November 9, 2016, between us and Aspire Capital, which will be terminated under the terms of the Purchase Agreement. The following summary of our expected transaction with Aspire Capital assumes our entry into the Purchase Agreement upon the terms we currently expect and the rights and obligations described are subject to the execution of the Purchase Agreement reflecting such terms.

Purchase of Shares under the Purchase Agreement

On July 2, the conditions necessary for purchases under the Purchase Agreement to commence were satisfied. On any trading day over the 30-month term of the Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 50,000 Purchase Shares of our Common Stock per trading day; however, no sale pursuant to such a Purchase Notice may exceed $250,000 per trading day, unless we and Aspire Capital mutually agree. In addition, we and Aspire Capital may mutually agree to increase the number of shares of Common Stock that may be purchased per trading day pursuant to the terms of the Purchase Agreement to 3,000,000 shares. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”), is the lower of:

(i)	the lowest sale price for our Common Stock on the date of sale; or

(ii)	the arithmetic average of the three lowest closing sale prices for our Common Stock during the 10 consecutive trading days ending on the trading day immediately preceding the purchase date.

The applicable Purchase Price will be determined prior to delivery of any Purchase Notice. The Purchase Agreement provides that we and Aspire Capital will not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of our Common Stock is less than $1.00 per share. In addition, on any date on which we submit a Purchase Notice to Aspire Capital for at least 50,000 Purchase Shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of our Common Stock equal to up to 30% of the aggregate number of shares of Common Stock traded on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by us (the “VWAP Purchase Share Volume Maximum”), and a minimum purchase price threshold (the “VWAP Minimum Price Threshold”) equal to the greater of (i) 80% of the closing price of our Common Stock on the business day immediately preceding the VWAP Purchase Date or (ii) such higher price as we set forth in the VWAP Purchase Notice. The purchase price per Purchase Share pursuant to such VWAP Purchase Notice, or the VWAP Purchase Price, is the lower of:

(i)	the closing sale price of our Common Stock on the VWAP Purchase Date; or

(ii)	97% of the volume weighted average price for our Common Stock traded on the Nasdaq Capital Market:

(A)
on the VWAP Purchase Date, if the aggregate number of shares to be purchased on that date has not exceeded the VWAP Purchase Share Volume Maximum and the sale price of our Common Stock has not fallen below the VWAP Minimum Price Threshold; or

(B)
during the portion of such business day until such time as the sooner to occur of (x) the time at which the aggregate number of shares traded on the Nasdaq Capital Market has exceeded the VWAP Purchase Share Volume Maximum. or (y) the time at which the sale price of our Common Stock falls below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by, and timing of each Purchase Notice or VWAP Purchase Notice, are to be determined by us, in our sole discretion. The aggregate number of shares that we can issue to Aspire Capital under the Purchase Agreement may in no case exceed 6,629,039 shares of our Common Stock (which is equal to approximately 19.99% of the Common Stock outstanding on the date of this prospectus supplement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more, in which case the Exchange Cap will not apply, or (ii) if stockholder approval has not been obtained, at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares issued under the Purchase Agreement (including the Commitment Shares) is equal to or greater than $3.91 (the “Minimum Price”), a price equal to the consolidated closing bid price of our Common Stock on the date prior to the execution of the Purchase Agreement. The Purchase Agreement also provides that at no time will Aspire Capital (together with its affiliates) beneficially own more than 19.99% of our Common Stock. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. Other than the expected issuance of the Commitment Shares, we have not and will not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction.

Events of Default

Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•
the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the registration rights agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable for sale of our shares of Common Stock in accordance with the terms of the registration rights agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than 30 consecutive business days, which such period shall be extended for an additional 30 business days if the Company receives a comment letter from the SEC in connection therewith;

•	the suspension from trading or failure of our Common Stock to be listed on our principal market for a period of three consecutive business days;

•
the delisting of our Common Stock from our principal market, provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

•
our transfer agent’s failure to issue to Aspire Capital shares of our Common Stock which Aspire Capital is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•
any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, Aspire Capital or the value of the common stock, subject to a cure period of five business days;

•	if we become insolvent; and

•	any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates will engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the shares registered in this offering. We anticipate that shares sold to Aspire Capital in this offering will be sold over a period of up to approximately 30 months from the date of this prospectus. The subsequent resale by Aspire Capital of a significant amount of shares sold to Aspire Capital in this offering at any given time could cause the market price of our Common Stock to decline and/or to be highly volatile. Aspire Capital may ultimately purchase all, some or none of the $30 million of Purchase Shares offered under this prospectus supplement. Aspire Capital may resell all, some or none of the Common Stock it acquires, including the Commitment Shares and any Purchase Shares it acquires. Therefore, sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in substantial dilution to the interests of other holders of our Common Stock. However, we have the right to control the timing and amount of any sales of our shares to Aspire Capital and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell shares of Common Stock having an aggregate offering price of up to $30 million to Aspire Capital from time to time. The number of shares ultimately offered for sale to Aspire Capital in this offering is dependent upon the number of shares we elect to sell to Aspire Capital under the Purchase Agreement. In addition, Aspire Capital will not be required to buy Purchase Shares pursuant to a Purchase Notice that was received by Aspire Capital on any trading day on which the last closing trade price of our Common Stock is below $1.00. The following table sets forth the amount of proceeds we would receive from Aspire Capital from the sale of shares at varying purchase prices:

Assumed Average Purchase Price of Purchase Shares	Number of Shares to be Sold if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Sale to Aspire Capital (2)	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement
$3.50	6,415,465	16.7%	$22,454,128
$4.00	7,500,000	18.9%	$30,000,000
$4.50	6,666,667	17.2%	$30,000,000
$5.00	6,000,000	15.8%	$30,000,000
$5.50	5,454,546	14.6%	$30,000,000

(1)
Includes the sale of the total number of Purchase Shares that we could sell under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $30 million, but applying the Exchange Cap limitation, to the extent applicable. Does not include the 213,574 Commitment Shares, although such shares are subject to the Exchange Cap limitation and included in the calculation of such limitation for purposes of this table.

(2)	Based on 33,145,199 shares of our Common Stock outstanding as of June 27, 2018, which includes the 4,273,411 shares previously issued to Aspire but does not take into account:

•
4,001,774 shares of Common Stock issuable upon exercise of warrants outstanding as of June 27, 2018, at a weighted-average exercise price of $6.27 per share, and 5,710,000 shares of Common Stock issuable upon exercise of warrants we have agreed to issue, at an exercise price of $10.00 per share;

•	10,543,345 shares of Common Stock issuable upon exercise of stock options outstanding as of June 27, 2018, at a weighted-average exercise price of $4.39 per share; and

•	8,648,668 shares of Common Stock reserved and available for issuance as of June 27, 2018 for future issuance under our equity incentive plans.

Termination of Existing Purchase Agreement with Aspire Capital

The Purchase Agreement terminates the Common Stock Purchase Agreement, dated as of November 9, 2016, between us and Aspire Capital.

Information With Respect to Aspire Capital

Aspire Capital Partners LLC (“Aspire Partners”) is the Managing Member of Aspire Capital Fund LLC (“Aspire Fund”). SGM Holdings Corp (“SGM”) is the Managing Member of Aspire Partners. Mr. Steven G. Martin (“Mr. Martin”) is the president and sole shareholder of SGM, as well as a principal of Aspire Partners. Mr. Erik J. Brown (“Mr. Brown”) is the president and sole shareholder of Red Cedar Capital Corp (“Red Cedar”), which is a principal of Aspire Partners. Mr. Christos Komissopoulos (“Mr. Komissopoulos”) is president and sole shareholder of Chrisko Investors Inc. (“Chrisko”), which is a principal of Aspire Partners. Mr. William F. Blank, III (“Mr. Blank”) is president and sole shareholder of WML Ventures Corp. (“WML Ventures”), which is a principal of Aspire Partners. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank may be deemed to be a beneficial owner of Common Stock held by Aspire Fund. Each of Aspire Partners, SGM, Red Cedar, Chrisko, WML Ventures, Mr. Martin, Mr. Brown, Mr. Komissopoulos and Mr. Blank disclaims beneficial ownership of any Common Stock held by Aspire Fund.

PLAN OF DISTRIBUTION

On July 2, 2018, we entered into the Purchase Agreement with Aspire Capital. In consideration for entering into the Purchase Agreement, we issued the Commitment Shares to Aspire Capital. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Aspire Capital is irrevocably committed to purchase up to an aggregate of $30 million of shares of our Common Stock over the 30-month term of the Purchase Agreement.

Aspire Capital is an “underwriter” within the meaning of the Securities Act of 1933 (“Securities Act”).

Neither we nor Aspire Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Aspire Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus supplement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Aspire Capital. We have agreed to indemnify Aspire Capital and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Aspire Capital will agree to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Aspire Capital specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Stock during the term of the Purchase Agreement.

We have advised Aspire Capital that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We may suspend the sale of shares to Aspire Capital pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering will terminate on the date that all shares offered by this prospectus have been sold to Aspire Capital or the earlier termination of the Purchase Agreement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016, and for the years then ended, contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Such financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on their reports given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to Remark and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.
The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 14, 2018;

3.	Our Current Reports on Form 8-K filed with the SEC on January 24, 2018, May 2, 2018, May 18, 2018 and June 5, 2018; and

4.
The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.remarkholdings.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

Remark Holdings, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169
Attention: Chief Executive Officer
(702) 701-9514

PROSPECTUS

$50,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units
___________________________

We may offer and sell from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $50,000,000.
This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you purchase any of the securities offered hereby.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation and the nature of our arrangements with them will be described in a prospectus supplement.
Our common stock is traded on the NASDAQ Capital Market under the symbol “MARK.” The last reported sales price of our common stock on the NASDAQ Capital Market on June 1, 2018 was $4.55 per share.
This prospectus may not be used to consummate a sale of our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before investing in our securities.

______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2018

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a maximum aggregate initial offering price of $50,000,000.
This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us. The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering, as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”
We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date indicated on their respective cover pages, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
As used in this prospectus, references to “Remark Holdings,” “the Company,” “we,” “us” or “our” refer to Remark Holdings, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

Remark Holdings, Inc. and subsidiaries (“Remark”, “we”, “us”, or “our”), which include its consolidated variable-interest entities (VIEs), are primarily technology-focused. Our KanKan social media data intelligence platform serves as the basis for our development and deployment of artificial-intelligence-based solutions for businesses in many industries and geographies. We also own and operate digital media properties across multiple verticals, such as travel and entertainment and young adult lifestyle, that deliver relevant, dynamic content that attracts and engages users on a global scale.
We were originally incorporated in Delaware in March 2006 as HSW International, Inc., we changed our name to Remark Media, Inc. in December 2011, and as our business continued to evolve, we changed our name to Remark Holdings, Inc. in April 2017.
Our common stock, par value $0.001 per share, is listed on the NASDAQ Capital Market under the ticker symbol MARK. Our website is www.remarkholdings.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K filed with the SEC, which are incorporated by reference into this prospectus, as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Common Stock

Our stock price has fluctuated considerably and is likely to remain volatile, and various factors could negatively affect the market price or market for our common stock.

The trading price of our common stock has been and may continue to be volatile. From January 1, 2016, through June 1, 2018, the high and low sales prices for our common stock were $15.10 and $1.93, respectively. The trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	general market and economic conditions;

•	the low trading volume and limited public market for our common stock;

•	minimal third-party research regarding our company; and

•	the current and anticipated future operating performance and equity valuation of Sharecare, in which we have a significant equity investment.

In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

As of June 1, 2018, our Chairman and Chief Executive Officer, Kai-Shing Tao, may be deemed to beneficially own 10,200,634 shares, or 27.3% of our common stock, DRG Legacy, LP may be deemed to beneficially own 2,520,704 shares, or 7.6% of our common stock (based upon the most recent information available to us), and Ernest T. Lee may be deemed to beneficially own 2,193,336 shares, or 6.7% of our common stock. The interests of these stockholders may not always coincide with the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders, and might affect the prevailing market price for our securities.

If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate actions. Such concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

Sales of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

Pursuant to our public equity line with Aspire Capital, we issued 151,515 shares of our common stock and, upon the terms and subject to the conditions and limitations set forth therein, we may sell as much as an aggregate of $20 million of our common stock to Aspire Capital from time to time over the 30-month term of the Aspire Purchase Agreement, which expires May 9, 2019. The number of shares ultimately sold to Aspire Capital is dependent upon our election to sell to Aspire Capital under the Aspire Purchase Agreement. Depending on a variety of factors, including market liquidity of our common stock, the sale of shares under the Aspire Purchase Agreement may cause the trading price of our common stock to decline.

After Aspire Capital has acquired shares under the Aspire Purchase Agreement, it may sell all, some or none of those shares. Sales to Aspire Capital pursuant to the Aspire Purchase Agreement may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock to Aspire Capital, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire. However, we have the right under the Aspire Purchase Agreement to control the timing and amount of sales of our shares to Aspire Capital, and the Aspire Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us. As of June 1, 2018, we have sold 4,121,896 shares of common stock to Aspire Capital in exchange for $12.8 million pursuant to the Aspire Purchase Agreement.

A significant number of additional shares of our common stock may be issued under the terms of existing securities, which issuances would substantially dilute existing stockholders and may depress the market price of our common stock.

As of June 1, 2018, we had outstanding options to purchase approximately 10.8 million shares of common stock and warrants to purchase 4,001,774 shares of common stock. The number of outstanding warrants include certain of the warrants we issued in connection with our acquisition of assets of China Branding Group Limited and the financing related thereto (referred to herein as the CBG Acquisition Warrants and the CBG Financing Warrants, respectively) providing for the right to purchase 40,000 and 2,961,774 shares of common stock, respectively, at per-share exercise prices of $10.00 and $4.96, respectively, and it also includes additional unissued CBG Acquisition Warrants allowing for the purchase of 5,710,000 shares of common stock at a per-share exercise price of $10.00. The CBG Acquisition Warrants and the CBG Financing Warrants are exercisable on a cashless basis only. As a result of the cashless exercise requirement, neither the CBG Acquisition Warrants nor the CBG Financing Warrants can be exercised for the entire amount of shares purchasable under the warrants, and they effectively cannot be exercised to purchase shares of common stock unless the applicable market value of the common stock exceeds the applicable exercise price under the terms thereof.

Though the CBG Acquisition Warrants cannot be exercised unless the applicable market value of the common stock exceeds the applicable exercise price under the terms thereof, they also provide that if the closing price of our common stock does not exceed the sum of $10.00 per share plus the fair value of the CBG Acquisition Warrants at the time of issuance (the “Assumed Warrant Value”) for any 15 individual trading days in any consecutive 30-trading-day period between the closing date and September 20, 2020, we will issue on September 20, 2020, in exchange for the CBG Acquisition Warrants, such number of shares of common stock equal to (x) the number of shares issuable upon exercise of the CBG Acquisition Warrants, multiplied by (y) 50% of the Assumed Warrant Value, divided by (z) the volume weighted average price of our common stock during the 30 trading days ending on September 20, 2020.

The issuance of common stock pursuant to the warrants described above would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of Remark more difficult, which acquisition may be beneficial to stockholders.

Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of the General Corporation Law of the State of Delaware (“DGCL”), which may discourage, delay or prevent a merger with, acquisition of or other change in control of Remark, even if such a change in control would be beneficial to our stockholders, include the following:

•	only our Board of Directors may call special meetings of our stockholders;

•	our stockholders may take action only at a meeting of our stockholders and not by written consent;

•	we have authorized, undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. We have not opted out of the restriction under Section 203, as permitted under the DGCL.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information included or incorporated by reference in this prospectus contains “forward-looking statements” about our plans, strategies, objectives, goals or expectations. You will find forward-looking statements principally in the sections entitled “Prospectus Summary” and “Risk Factors”. These forward-looking statements are identifiable by words or phrases indicating that we or our management “expects,” “anticipates,” “plans,” “believes,” or “estimates,” or that a particular occurrence or event “will,” “may,” “could,” “should,” or “will likely” result, occur or be pursued or “continue” in the future, that the “outlook” or “trend” is toward a particular result or occurrence, that a development is an “opportunity,” “priority,” “strategy,” “focus,” that we are “positioned” for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this prospectus, other report, release, presentation, or statement.

In addition to other risks and uncertainties described in connection with the forward-looking statements contained in this prospectus and other periodic reports filed with the SEC, there are many important factors that could cause actual results to differ materially. Such risks and uncertainties include general business conditions, changes in overall economic conditions, our ability to integrate acquired assets, the impact of competition and other factors which are often beyond our control.

This should not be construed as a complete list of all of the economic, competitive, governmental, technological and other factors that could adversely affect our expected consolidated financial position, results of operations or liquidity. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, operations, liquidity, financial condition and prospects. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information that we obtain after the date of this prospectus.

USE OF PROCEEDS
Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include working capital, acquisitions, repayment and refinancing of debt and capital expenditures. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION
We may sell securities described in this prospectus from time to time in one or more of the following ways:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions. The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

To facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF CAPITAL STOCK
General

Our Amended and Restated Certificate of Incorporation, or Charter, authorizes us to issue up to 101,000,000 shares, including 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share, of which 50,000 shares have been designated as shares of Series A Junior Participating Preferred Stock. As of close of business on June 1, 2018, there were 32,955,549 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

The following descriptions are summaries of the material provisions and terms of our capital stock and are qualified by reference to our Amended and Restated Certificate of Incorporation, or Charter, and our Amended and Restated Bylaws, or Bylaws.

Common Stock

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the stockholders. Common stockholders are not entitled to cumulative voting with respect to the election of directors. Subject to the preferences of any outstanding shares of preferred stock, holders of common stock may receive ratably any dividends that our Board of Directors (our “Board”) may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Under our Charter, our Board is authorized generally without stockholder approval to issue shares of preferred stock in one or more series and, in connection with the creation of each such series, to fix the number of shares of such series and designate the powers, preferences and rights of such series, including dividend rights, redemption rights, liquidation preferences, sinking fund provisions, conversion rights and voting rights, any or all of which may be greater than the rights of the common stock.

We will fix the powers, preferences, rights and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include, as applicable:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Series A Junior Participating Preferred Stock

On June 4, 2015, the Company designated 50,000 shares of preferred stock as Series A Junior Participating Preferred Stock in connection with a Tax Benefit Preservation Plan (the “Plan”). The Plan expired in accordance with its terms on June 4, 2018.

Anti-Takeover Provisions

Provisions in our Charter and Bylaws, as well as provisions of the DGCL, may discourage, delay or prevent a merger, acquisition or other change in control of Remark, even if such a change in control would be beneficial to stockholders. These provisions include the following:

•	only our Board may call special meetings of our stockholders;

•	our stockholders may take action only at a meeting of our stockholders and not by written consent;

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

Additionally, Section 203 of the DGCL prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. We have not opted out of the restriction under Section 203, as permitted under the DGCL.

Listing

Our common stock is currently quoted on the NASDAQ Capital Market under the symbol “MARK”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare LLC.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, preferred stock or of debt securities. Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities specifying the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in the applicable prospectus supplement.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

To exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS
We may issue units consisting of common stock, preferred stock, warrants and debt securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Debt Securities,” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon by Olshan Frome Wolosky LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2017 and 2016, and for the years then ended, contained in our Annual Report on Form 10-K for the year ended December 31, 2017. These financial statements are incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on their reports given upon their authority as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of our common stock to be sold pursuant to this prospectus. This prospectus does not contain all the information contained in the registration statement. For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.
The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities covered by this prospectus, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (and exhibits filed on such form that are related to such items):

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 14, 2018;

3.	Our Current Reports on Form 8-K filed with the SEC on January 24, 2018, May 2, 2018, May 18, 2018 and June 5, 2018; and

4.
The description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at the same address. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also find documents we filed on our website at www.remarkholdings.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these documents from us, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by requesting them in writing or by telephone at the following address:

Remark Holdings, Inc.
3960 Howard Hughes Parkway, Suite 900
Las Vegas, Nevada 89169
Attention: Chief Executive Officer
(702) 701-9514

$30,000,000
plus 213,574 Commitment Shares

Common Stock

PROSPECTUS SUPPLEMENT

July 2, 2018